Exhibit 10.13

RESTRICTED SHARE UNIT PLAN FOR EMPLOYEES

OF ENCANA CORPORATION

Established with effect from February 8, 2011, and reflective with amendments made as of February 24, 2015, February 22, 2016 and February 14, 2018.

RESTRICTED SHARE UNIT PLAN FOR EMPLOYEES

OF ENCANA CORPORATION

(Established with effect from February 8, 2011, and reflective with amendments made as of February 24, 2015, February 22, 2016 and February 14, 2018)

1.	PREAMBLE AND DEFINITIONS

1.1	Title.

The Plan described in this document shall be called the “Restricted Share Unit Plan for Employees of Encana Corporation”.

1.2	Purpose of the Plan.

The purposes of the Plan are:

(a)	to promote an alignment of interests between employees and shareholders of the Corporation;

(b)	to associate a portion of eligible employees’ compensation with the growth and performance of the Corporation over the medium to long-term; and

(c)	to attract and retain employees with the knowledge, experience and expertise required by the Corporation.

1.3	Definitions.

1.3.1	“Affiliate” means any corporation, partnership or other entity in which the Corporation, directly or indirectly, has a majority ownership interest.

1.3.2

“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder, and Stock Exchange Rules.

1.3.3

“Blackout Period” means a trading blackout period imposed by the Corporation under the Corporation’s Securities Trading and Insider Reporting Policy (as amended, supplemented or replaced from time to time).

1.3.4	“Board” means the Board of Directors of the Corporation.

1.3.5

“Business Day” means any day other than a Saturday or a Sunday, a statutory holiday in Alberta or any day on which the principal chartered banks located in Calgary are not open for business during normal banking hours.

1.3.6

“CIC Cause” following a Change in Control for purposes of this Plan means, unless otherwise provided in an Grant Agreement, (i) “cause” as defined in any employment agreement, change in control agreement or

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similar arrangement with the Corporation to which the Participant is a party as of the Date Employment Ceases, or (ii) if there is no such arrangement or if it does not define “cause” or CIC Cause: (A) conviction of, or plea of guilty or nolo contendere (or its equivalent) by, the Participant for committing an indictable offence in Canada or a felony under U.S. federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the Participant in the performance of his or her employment duties in any material respect that remains uncured thirty (30) days after receipt of written notice from the Corporation specifying in reasonable detail the alleged failure, (C) dishonesty in the course of fulfilling the Participant’s employment duties that results in material harm to the Corporation, or (D) a material violation of the Corporation Policies. For purposes of this Plan, any determination by the Committee as to whether CIC Cause exists shall be subject to de novo review.

1.3.7	“Change in Control” shall be deemed to have occurred for purposes of this Plan if:

(a)

any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any persons acting jointly or in concert with the foregoing (each, a “Person”), is or becomes the beneficial owner directly or indirectly of 30% or more of either (A) the then-outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this Section 1.3.7(a), the following acquisitions of shares or other voting securities of the Corporation shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition made by the Corporation, (iii) any acquisition by any employee plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, or (iv) any acquisition pursuant to a transaction that complies with Sections 1.3.7(b)(1), 1.3.7(b)(2) and 1.3.7(b)(3);

(b)

consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or securities of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent

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governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee plan (or related trust) of the Corporation or of such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(c)

individuals who, as of Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

(d)	approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

For the purposes of this Section 1.3.7:

(a)	the term “acting jointly or in concert” shall be interpreted in accordance with Section 159 of the Securities Act (Alberta), as amended; and

(b)

the term “beneficial ownership” shall be interpreted in accordance with Sections 5 and 6 of the Securities Act (Alberta) and “beneficial owner” shall have a corresponding meaning, except that for purposes of this Plan, options and convertible securities granted by the Corporation to employees, officers or directors shall not be included in determining the percentage of beneficial ownership of any Person.

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Notwithstanding the foregoing, with respect to RSUs granted prior to February 14, 2018, any event or transaction that would have constituted a “Change in Control” under the definition of such term in effect immediately prior to the February 14, 2018 amendment of the Plan shall also be deemed to constitute a “Change in Control” for purposes of this Plan, regardless of whether it would constitute a “Change in Control” within the meaning of the definition set forth in this Section 1.3.7.

1.3.8	“Change in Control Value” has the meaning set out in Section 7.5.1(b).

1.3.9	“Code” means the United States Internal Revenue Code, as amended from time to time.

1.3.10

“Committee” means the Human Resources and Compensation Committee of the Board or such other committee of the Board, as constituted from time to time, which may be appointed by the Board to, among other things, interpret, administer and implement the Plan, including any corresponding Grant Agreement. Any reference in this Plan or corresponding Grant Agreement to action by the Committee means action by or under the authority of: (i) the Committee; or (ii) if no such Committee has been designated, or such authority has not been delegated by the Board, the Board.

1.3.11	“Corporation” means Encana Corporation and any successor corporation whether by amalgamation, merger or otherwise.

1.3.12

“Corporation Policies” means, at a particular time, the applicable policies, plans and practices of the Corporation or an Affiliate, as applicable, which employs the Participant, as published on the Corporation’s or an Affiliate’s, as applicable, internal website or as otherwise communicated to employees of the Corporation or an Affiliate, as applicable from time to time.

1.3.13	“Date Employment Ceases” means:

(i)

in the case of voluntary Termination of Employment initiated by the Participant, the last date the Participant is, for the purposes of receiving his regular salary, on the payroll of the Corporation or an Affiliate;

(ii)

in the case of involuntary Termination of Employment by the Corporation or an Affiliate for cause (as determined by the Corporation or the Affiliate, as applicable), the date written notification of dismissal from employment is delivered to the Participant;

(iii)

in the case of involuntary Termination of Employment by the Corporation or an Affiliate other than for cause (as determined by the Corporation or the Affiliate, as applicable), the date identified in the written notification of Termination of Employment delivered to the Participant as the “Termination Date” or “Departure Date”

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and, where both dates are so referred to, the earlier thereof, and, where such date is not identified in the written notification, the date written notification of dismissal from employment is delivered to the Participant;

(iv)

in the case where the Participant is employed by an Affiliate and for any reason including, without limitation, by reason of the sale, disposition or other divestiture thereof, in whole or in part, such employer ceases to be an Affiliate of the Corporation, the effective date (in the case of a sale, disposition or other divestiture, the closing date of such transaction or series of transactions, as determined by the Corporation) upon which the Participant’s employer ceases to be an Affiliate;

but, for greater certainty, shall not include the date the Participant ceases to be an employee of the Corporation or an Affiliate upon the Participant’s death or Retirement, or the date the Participant commences a Period of Absence or an Unpaid Leave of Absence in accordance with the provisions hereof.

1.3.14

“Date of Retirement” means the last day the Participant is, for the purposes of receiving his regular salary, on the payroll of the Corporation or an Affiliate immediately prior to the date the Participant commences Retirement.

1.3.15

“Disability” means the Participant’s physical or mental incapacity that prevents the Participant from substantially fulfilling his duties and responsibilities on behalf of the Corporation or an Affiliate, and in respect of which the Participant commences receiving disability benefits under the Corporation’s or an Affiliate’s short-term or long-term disability plan, as applicable, in respect of such incapacity.

1.3.16	“Dividend Equivalent RSU” has the meaning set out in Section 5.2.

1.3.17

“Family Leave” means, a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on family leave and does not provide employment services to the Corporation or an Affiliate.

1.3.18

“Good Reason” means (i) “Good Reason” as defined in any employment agreement, change in control agreement or similar arrangement with the Corporation or an Affiliate to which the Participant is a party as of the Date Employment Ceases, or (ii) if there is no such arrangement or if it does not define Good Reason, and the Participant holds the title of “Vice-President” or above as of immediately prior to the Change in Control, the occurrence of any of the following on or after the Change in Control, unless the Participant shall have given express written consent thereto: (A) a material diminution in the scope of the Participant’s duties or responsibilities from those in effect immediately prior to the Change in Control, provided that any change in the Participant’s duties or responsibilities resulting solely from the fact that the Corporation is no longer

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publicly traded, or no longer the ultimate parent company of its affiliated group, due to the Change in Control shall not be deemed to be a material diminution in the scope of the Participant’s duties or responsibilities; (B) a reduction in the Participant’s annual base salary as in effect immediately prior to the Change in Control; (C) a material reduction in the Participant’s short-term or long-term incentive compensation opportunity (measured based on grant date fair value of any equity-based awards) in effect immediately prior to the Change in Control; (D) the failure by the Corporation or an Affiliate to pay the Participant (1) any portion of the Participant’s then current compensation, except pursuant to an across-the-board compensation deferral similarly affecting other such Vice-Presidents and required by applicable law, or (2) any installment of deferred compensation at the time such installment is due under any deferred compensation program of the Corporation or an Affiliate; or (E) a requirement that the Participant be based more than 50 miles from where the Participant is based immediately prior to the Change in Control, except for: (1) required travel on the Corporation’s or Affiliate’s business to an extent substantially consistent with the Participant’s business travel obligations in the ordinary course of business immediately prior to the Change in Control; or (2) if the Participant has been relocated or repatriated by the Corporation or an Affiliate prior to the Change in Control, such relocation as may be required by applicable law or performed in accordance with an agreement (whether written or unwritten) entered into between the Corporation (or an Affiliate) and the Participant prior to the Change in Control; provided, that, a Participant may only resign for Good Reason under this clause (ii) if the Participant has provided written notice to the Corporation and, if the Participant is employed by an Affiliate, such Affiliate, of the event or circumstance alleged to constitute Good Reason within ninety (90) days following the initial existence thereof, the Corporation or Affiliate, as applicable, has failed to cure such event or circumstance within thirty (30) days after receipt of such notice, and the Participant resigns within thirty (30) days after the expiration of such cure period. If the Participant is not covered by clause (i) or (ii) above, then Good Reason shall not be applicable to such Participant.

1.3.19

“Grant Agreement” means an agreement between the Corporation and the Participant under which a RSU is granted, as contemplated by Section 4.1, together with such schedules, amendments, deletions or changes thereto as are permitted under the Plan, subject to the terms and conditions of such Grant Agreement and the Plan.

1.3.20

“Grant Date” means the effective date of a grant of RSUs to a Participant by the Corporation or an Affiliate, as applicable, as stated in the Participant’s applicable Grant Agreement. Where the Corporation determines to grant any RSUs on a date which is within a Blackout Period or where, for any reason: (i) the grant of RSUs falls on a day that is within a Blackout Period; or (ii) the Market Value of the grant of RSUs would be calculated using a Trading Day that is within a Blackout Period, then the Grant Date of any such RSUs shall automatically occur and be effective

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on the sixth Trading Day immediately following the end of such Blackout Period to permit the Market Value of such RSUs to be determined based on Trading Days which occur immediately following the end of any such Blackout Period.

1.3.21

“Market Value” means, with respect to any particular date, the volume-weighted average (rounded to two decimal places) of the trading price per Share on the applicable Stock Exchange during the immediately preceding five (5) Trading Day period prior to that particular date.

1.3.22

“Military Leave” means a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on a military leave, and does not provide employment services to the Corporation or an Affiliate.

1.3.23

“Paid Leave of Absence” means in respect of a Participant, a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on an approved leave of absence and continues to receive his salary from, but does not provide employment services to, the Corporation or an Affiliate.

1.3.24	“Participant” means such employee of the Corporation or an Affiliate as the Committee may designate from time to time as eligible to participate in the Plan.

1.3.25

“Period of Absence” means, with respect to a Participant, a period of time throughout which the Participant is on a Family Leave, Military Leave, Paid Leave of Absence, an unpaid leave of absence of 31 days or less approved by the Corporation or Affiliate, as applicable, or is experiencing a Disability, but does not include a period of time throughout which the Participant is on an Unpaid Leave of Absence.

1.3.26	“Plan” means this Restricted Share Unit Plan for Employees of Encana Corporation, including any schedules or appendices hereto, as amended from time to time.

1.3.27

“RSU” means a restricted share unit granted to a Participant under the Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which on any particular date (other than for the purposes of the Grant Date or the Vesting Date) shall be equal to the closing price per Share on the applicable Stock Exchange on the immediately preceding Trading Day.

1.3.28	“RSU Account” has the meaning set out in Section 5.1.

1.3.29	“Retirement” means the early or normal retirement of the Participant from employment with the Corporation or an Affiliate, as applicable, in accordance with the Corporation Policies.

1.3.30	“Section 409A Amount” means any cash or Shares provided or to be provided pursuant to the Plan or a Grant Agreement that: (a) are provided

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or are to be provided to a U.S. Participant; and (b) constitute a deferral of compensation subject to section 409A of the Code.

1.3.31

“Share” means a common share in the capital of the Corporation and such other share as may be substituted for it as a result of amendments to the articles of the Corporation, arrangement, re-organization or otherwise, including any rights that form a part of the common share or substituted share.

1.3.32

“Specified Period” means (i) for a Participant who is an executive officer of the Corporation as of immediately prior to the Change in Control, 24 months, (ii) for a Participant who is not an executive officer of the Corporation and holds the title of “Vice-President” or above as of immediately prior to the Change in Control, 18 months, and (iii) for any Participant not covered by clauses (i) and (ii), 12 months, in each case, inclusive of the date on which the Change in Control occurs, or, in each case, such longer period specified in the Grant Agreement or as provided for in any employment agreement, change in control agreement or similar arrangement with the Corporation or an Affiliate to which the Participant is a party as of the Date Employment Ceases.

1.3.33

“Stock Exchange” means, in respect of a RSU, the Toronto Stock Exchange or the New York Stock Exchange as specified in the Participant’s respective Grant Agreement relating to such RSU or, if the Shares are not listed on the Toronto Stock Exchange or the New York Stock Exchange, as applicable, such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market.

1.3.34

“Stock Exchange Rules” means, in respect of a RSU, the applicable rules of the particular Stock Exchange pertaining to such RSU, as specified in the Participant’s Grant Agreement, upon which the Shares are listed.

1.3.35

“Termination of Employment” means an event by which the Participant ceases to be an employee of the Corporation or an Affiliate, as applicable, but, for greater certainty, shall not include an event whereby the Participant ceases to be an employee of the Corporation or an Affiliate, as applicable, upon the Participant’s death or Retirement or where the Participant commences a Period of Absence or an Unpaid Leave of Absence in accordance with the provisions hereof.

1.3.36	“Trading Day” means any date on which the applicable Stock Exchange is open for the trading of Shares and on which Shares are actually traded.

1.3.37

“Trust Fund” means one or more trust funds, as specified by the Committee, as may be established by the Corporation or an Affiliate, as applicable, for the purpose of funding awards of RSUs granted to Participants pursuant to the Plan.

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1.3.38

“Trustee” means such person or persons who is or are independent from and not affiliated with the Corporation or an Affiliate as may from time to time be appointed by the Corporation as trustee of the Trust Fund(s).

1.3.39

“Unpaid Leave of Absence” means in respect of a Participant, a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered by the Corporation or an Affiliate, as applicable, to be on an approved leave of absence and does not continue to receive his salary from, or provide employment services to, the Corporation or an Affiliate, as applicable, which, for the purposes of the Plan, shall be deemed to commence on the 32nd day following the day on which the Participant commences such approved, unpaid leave, as communicated in writing to the Participant by the Corporation or an Affiliate, as applicable, in accordance with the Corporation Policies or Applicable Law.

1.3.40

“U.S. Participant” means a Participant who is a citizen or permanent resident of the United States for purposes of the Code or a Participant for whom compensation subject to deferral under this Plan would otherwise be subject to United States federal income taxation under the Code.

1.3.41	“Vested RSUs” has the meaning set out in Section 7.1.

1.3.42

“Vested RSU Value” means with respect to each Vested RSU that is settled in cash, as determined by the Committee, the Market Value determined as of the applicable Vesting Date, and with respect to each Vested RSU is settled in Shares, as determined by the Committee, means one Share for each whole Vested RSU; provided that with respect to each Vested RSU that is settled in cash where, for any reason, the Market Value determined as of the applicable Vesting Date would be calculated using a Trading Day that is within a Blackout Period, then the deemed Vesting Date solely for purposes of calculating the Vested RSU Value shall be the sixth Trading Day immediately following the end of such Blackout Period to permit the Vested RSU Value to be determined based on Trading Days which occur immediately following the end of any such Blackout Period.

1.3.43

“Vesting Date” means, in respect of a grant of RSUs, the date specified in the Participant’s applicable Grant Agreement upon which the Participant’s RSUs shall vest and become payable in accordance with Section 7, subject to the terms and conditions of the Plan and the applicable Grant Agreement.

2.	CONSTRUCTION AND INTERPRETATION

2.1	Gender, Singular, Plural. In the Plan, references to the masculine include the feminine; and references to the singular shall include the plural and vice versa, as the context shall require.

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2.2

Governing Law. The Plan shall be governed and interpreted in accordance with the laws of the Province of Alberta and any actions, proceedings or claims pertaining in any manner or respect to the Plan, including without limitation, an applicable Grant Agreement or a RSU grant in respect thereof, shall be commenced in the courts of the Province of Alberta.

2.3

Severability. If any provision or part of the Plan is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.4

Headings, Sections. Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained. A reference to a section or schedule shall, except where expressly stated otherwise, mean a section or schedule of the Plan, as applicable.

3.	EFFECTIVE DATE AND EMPLOYMENT RIGHTS

3.1	Effective Date. The Corporation is establishing the Plan effective February 8, 2011.

3.2

No Employment Rights. Nothing contained in the Plan shall be deemed to give any person the right to be retained as an employee or an officer of the Corporation or of an Affiliate. For greater certainty, a period of notice, if any, (whether pursuant to statute or common law) or payment in lieu thereof, arising upon or attributed to a Termination of Employment, whether wrongful or otherwise, shall not be considered as extending the period of employment or the active service of a Participant with the Corporation or an Affiliate beyond the Date Employment Ceases.

4.	RSU GRANTS

4.1

Annual Grant of RSUs. Each Participant may receive in respect of any calendar year, a grant of RSUs in such number and subject to such terms and conditions as the Committee may specify. Each RSU grant to a Participant shall be governed by and subject to the terms and conditions of this Plan and the applicable Grant Agreement.

4.2

Grant Price. The applicable grant price for each RSU granted to a Participant hereunder shall be fixed by the Committee effective as of the Grant Date, but shall not be less than the Market Value on the applicable Stock Exchange.

4.3

Grant Agreement. Each RSU grant and each Participant’s participation in the Plan shall be evidenced by a Grant Agreement between the Corporation and the Participant in the form approved by the Committee. The Grant Agreement shall specify, at the time RSUs are granted to the Participant, the basis upon which such RSUs will become Vested RSUs and valued, whether such RSUs (and Dividend Equivalent RSUs relating thereto) are, upon becoming Vested RSUs pursuant to Section 7, to be payable to the Participant on the Vesting Date in Canadian currency or United States currency, and the applicable Stock

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Exchange to be used to determine the Market Value of such RSUs, any other Share price or other methodology used to determine the value of such RSUs, and the applicable Vesting Date.

4.4

RSUs. Subject to the terms and conditions of the Plan, and the applicable Grant Agreement, each RSU will give a Participant the right to receive a payment in cash or in Shares, as determined by the Committee, in an amount and on such date or dates, including the Vesting Date, as may be determined in accordance with the terms of the Plan and the applicable Grant Agreement. For greater certainty, a Participant shall have no right to receive a cash payment or Shares with respect to any RSUs that do not become Vested RSUs pursuant to Section 7, as applicable. Further, unless otherwise expressly authorized by this Plan (including, without limitation, Section 7) or the applicable Grant Agreement, a Participant shall have no right to receive a cash payment or Shares if the Participant is not actively employed by the Corporation or an Affiliate, as applicable, on the Vesting Date.

4.5

Other Terms and Conditions. Subject to the terms of the Plan, the Committee or the Board may determine other terms or conditions of, or take actions relating to, any RSUs, or any grant thereof, including:

(a)	any additional conditions with respect to the vesting of RSUs, in whole or in part, or the payment of cash or provision of Shares under the Plan;

(b)	restrictions on the resale of Shares, including escrow arrangements;

(c)	exercising such discretion as may be set out in the Plan or a particular Grant Agreement; and

(d)	any other terms and conditions the Committee may, in its discretion, determine,

which other terms or conditions shall be set out in the Grant Agreement.

Except as otherwise provided in Section 10.8, the Committee may, in its discretion, after the Grant Date of a RSU, waive any term or condition in respect of such RSU or determine that it has been satisfied.

4.6

Payment Date. For greater certainty, and notwithstanding any other provision of the Plan or an applicable Grant Agreement, no term or condition imposed under this Plan or a Grant Agreement may have the effect of causing payment of the value of a RSU to a Participant, or his legal representative, to occur after December 31 of the third calendar year following the calendar year in which the Grant Date occurs.

4.7	No Certificates. No share or other certificates shall be issued with respect to RSUs.

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5.	ACCOUNTS, DIVIDEND EQUIVALENTS AND REORGANIZATION

5.1

RSU Account. An account, called a “RSU Account”, shall be maintained by the Corporation for each Participant and will be credited with such notional grants of RSUs as may be received by a Participant from time to time pursuant to Sections 4.1 and 5.2. For clarity, unless otherwise expressly authorized by this Plan (including, without limitation, Section 7) or the applicable Grant Agreement, the Participant shall have no entitlement or right to any RSUs granted, credited to or recorded in the Participant’s RSU Account, whether expressed in RSUs or dollar value form, prior to the Vesting Date if the Participant is not actively employed by the Corporation or an Affiliate, as applicable, on the Vesting Date.

5.2

Dividend Equivalent RSUs. In the event cash dividends are paid by the Corporation on the Shares, additional RSUs shall be credited to the Participant’s RSU Account in accordance with this Section 5.2 (“Dividend Equivalent RSUs”). The number of such Dividend Equivalent RSUs (including fractional RSUs) and the date upon which such Dividend Equivalent RSUs are credited to the Participant’s RSU Account shall be determined by the Corporation in accordance with the applicable Grant Agreement. Except where provided otherwise in a Grant Agreement, Dividend Equivalent RSUs shall vest and be paid to the Participant at the same time as the RSUs to which they relate.

5.3

Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, capital reorganization, consolidation, spin-off or other distribution (other than normal cash dividends) of Corporation assets to shareholders, or any other similar changes affecting the Shares, proportionate adjustments to reflect such change or changes may be made with respect to the number of RSUs outstanding under the Plan, or securities into which the Shares are changed or are convertible or exchangeable may be substituted for Shares under this Plan, on a basis proportionate to the number of RSUs in the Participant’s RSU Account on some other appropriate basis, all as determined by the Board in its discretion.

6.	OPTIONAL FUNDING OF RSU AWARDS

6.1

Contributions to Trust Fund. Except as otherwise provided in Section 10.8, the Corporation may, in its sole discretion, from time to time, on its own behalf and on behalf of such of its Affiliates as employ Participants, or any Affiliate may, make contributions to one or more Trust Funds in such amounts and at such times as may be specified by the Committee or the Board for the purpose of funding, in whole or in part, awards of RSUs which become payable to Participants pursuant to the Plan. For clarity, this Section 6 does not obligate the Corporation or any Affiliate to create a Trust Fund, nor to make contributions to a Trust Fund in any amounts or at all, nor does it require the funding in whole or in part of any award of RSUs granted under this Plan.

6.2

Share Purchases. Where applicable, any purchases of Shares by the Trustee or otherwise pursuant to the Plan shall be made on the open market by a broker designated by the Trustee who is independent of the Corporation in accordance with Stock Exchange Rules and who is a member of the Stock Exchange.

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Subject to the foregoing part of this Section 6.2, any such designation may be changed from time to time. For clarity, this Section 6 does not obligate the Corporation or any Affiliate to purchase shares for the purposes of funding or settling, in whole or in part, awards of RSUs which may become payable to Participants pursuant to the Plan.

7.	VESTING AND PAYMENT OF RSU AWARDS

7.1

Vesting of RSUs. Subject to Sections 7.3, 7.4, and 7.5, RSUs shall become Vested RSUs on the Vesting Date(s) set forth in the applicable Grant Agreement. Except where the context requires otherwise, each RSU which vests pursuant to this Section 7 shall be referred to for the purposes of the Plan and the applicable Grant Agreement as a “Vested RSU”. RSUs which do not become Vested RSUs in accordance with this Section 7 shall be forfeited by the Participant and the Participant will have no further right, title or interest in such RSUs. In such event, the Participant hereby waives any and all claims and/or rights to compensation or damages in consequence of the Participant’s Termination of Employment (whether lawfully or unlawfully, wrongful or otherwise) or otherwise for any reason insofar as these rights arise or may arise from the Participant ceasing to have rights to receive any cash payment or Shares in respect of RSUs granted under the Plan or any applicable Grant Agreement pursuant to this Section 7.

7.2

Payment in Cash or Shares. Subject to Sections 7.3, 7.4 and 7.5, each Participant shall be entitled to receive in cash or in Shares (or a combination thereof), as determined by the Committee, a payment or settlement in Shares equal to the Vested RSU Value in respect of each Vested RSU credited to the Participant’s RSU Account on the applicable Vesting Date (rounded up to the nearest whole number of RSUs) relating to a particular grant under Section 4.1, as determined pursuant to Section 7.1. Except as otherwise provided in Sections 7.3, 7.4, 7.5 and 10.8 and/or the applicable Grant Agreement(s), the cash or Shares in the amount determined pursuant to this Section 7.2 shall be paid or distributed to the Participant or his legal representative, as applicable, as soon as practicable following the applicable Vesting Date(s) set forth in the applicable Grant Agreement(s) and, in any event, prior to December 31 of the third calendar year following the calendar year in which the Grant Date occurs, provided the Participant remains actively employed with the Corporation or an Affiliate, as applicable, on each such date. Notwithstanding the foregoing or any other provision of the Plan, in respect of each Vested RSU credited to the Participant’s RSU Account on the applicable Vesting Date, the Committee shall not settle in Shares any Vested RSUs for RSUs originally granted to the Participant after May 2, 2017 unless all approvals of such RSUs and/or the issuance of Shares in settlement of such RSUs, by shareholders or otherwise, as are required under Applicable Laws, are received prior to the applicable Vesting Date.

7.3	Death, Retirement, Period of Absence or Unpaid Leave of Absence.

7.3.1

Death. Unless otherwise determined by the Committee, in the event the Participant ceases to be an employee of the Corporation or an Affiliate, as applicable, by reason of the Participant’s death, the following shall apply:

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(a)	Where the Participant’s date of death occurs on a date that is prior to the date the Participant attains the age of 60 years, then:

(i)

All Vested RSUs credited to the Participant’s RSU Account as of the Participant’s date of death, if any, if not already paid or distributed, shall be paid or distributed to the Participant’s legal representative in accordance with Section 7.2; and

(ii)

Unless otherwise determined by the Committee, in the event of the Participant’s death prior to the Vesting Date relating to a grant of RSUs under Section 4.1, RSUs granted to the Participant prior to the Participant’s date of death shall vest and become payable to the Participant’s legal representative on the applicable Vesting Date in accordance with Section 7.2, in proportion to the number of calendar months (rounded up to the nearest whole month) from the applicable Grant Date to the Participant’s date of death.

(b)	Where the Participant’s date of death occurs on a date following the date that the Participant attains the age of 60 years, then:

(i)

All Vested RSUs credited to the Participant’s RSU Account as of the Participant’s date of death, if any, if not already paid or distributed, shall be paid or distributed to the Participant’s legal representative in accordance with Section 7.2;

(ii)

Unless otherwise determined by the Committee, RSUs granted to the Participant prior to the Participant’s date of death shall vest and become payable to the Participant’s legal representative on the applicable Vesting Date in accordance with Section 7.2.

(c)	For clarity, no additional RSUs (whether pursuant to Section 4.1 or in the form of Dividend Equivalent RSUs) shall be granted to the Participant following the Participant’s date of death.

7.3.2

Retirement. Unless otherwise determined by the Committee, in the event the Participant ceases to be an employee of the Corporation or an Affiliate by reason of the Participant’s Retirement, the following shall apply:

(a)	Where the Participant’s Date of Retirement occurs on a date that is prior to the date the Participant attains the age of 60 years, then:

(i)

All Vested RSUs credited to the Participant’s RSU Account as of the Participant’s Date of Retirement, if any, if not already paid or distributed, shall be paid or distributed to the Participant in accordance with Section 7.2; and

(ii)

Unless otherwise determined by the Committee, in the event of the Participant’s Retirement prior to the Vesting Date relating to a grant of RSUs under Section 4.1, RSUs granted to the Participant prior the Participant’s Date of Retirement shall vest and become

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payable to the Participant on the applicable Vesting Date in accordance with Section 7.2, in proportion to the number of calendar months (rounded up to the nearest whole month) from the applicable Grant Date to the Participant’s Date of Retirement.

(b)	Where the Participant’s Date of Retirement occurs on a date that is on or after the date the Participant attains the age of 60 years, then:

(i)

All Vested RSUs credited to the Participant’s RSU Account as of the Participant’s Date of Retirement, if any, if not already paid or distributed, shall be paid or distributed to the Participant in accordance with Section 7.2;

(ii)

Unless otherwise determined by the Committee, RSUs granted to the Participant prior to the Participant’s Date of Retirement shall vest and become payable to the Participant on the applicable Vesting Date in accordance with Section 7.2.

(c)	For clarity, no additional RSUs (whether pursuant to Section 4.1 or in the form of Dividend Equivalent RSUs) shall be granted to the Participant following his Date of Retirement.

7.3.3

Period of Absence. Subject to the provisions of Sections 7.3.1, 7.3.2 and 7.4 and unless otherwise determined by the Committee, in the event of a Participant’s Period of Absence, RSUs credited to the Participant’s RSU Account immediately prior to such Period of Absence (and any related Dividend Equivalent RSUs) shall continue to become Vested RSUs in accordance with Section 7.1 and the Participant shall be entitled to receive a payment relating to such Vested RSUs determined in accordance with Section 7.2.

7.3.4

Unpaid Leave of Absence. Unless otherwise determined by the Committee, in the event of a Participant’s Unpaid Leave of Absence, RSUs shall not become Vested RSUs during the Participant’s Unpaid Leave of Absence and the provisions of this Section 7.3.4 shall be applicable. The Participant shall only become entitled to have his RSUs become Vested RSUs on the date when the Participant’s Unpaid Leave of Absence ends and the Participant returns to active employment with the Corporation or an Affiliate. If the Participant does not return to active employment with the Corporation or an Affiliate from the Unpaid Leave of Absence, all unvested RSUs shall not vest and shall be forfeited and cancelled and the Participant waives any and all right to compensation or damages in consequence of the Participant ceasing to have rights or be entitled to receive any cash or Shares under the Plan pursuant to this Section 7.3.4. Notwithstanding anything contained herein to the contrary, in no event shall this Section 7.3.4 cause a Section 409A Amount to be paid in a calendar year later than the calendar year such Section 409A Amount would have been paid had the Participant not been on an Unpaid Leave of Absence. For greater certainty, and notwithstanding any other provision in the Plan or a Grant Agreement, in no event shall this Section

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7.3.4 cause a Section 409A Amount to be paid in a calendar year later than the calendar year such Section 409A Amount would have been paid had the Participant not been on an Unpaid Leave of Absence and instead such Section 409A Amount shall either be forfeited or paid on or before December 31 of the calendar year in which such amount would have been paid had the Participant not been on an Unpaid Leave of Absence, as determined by the Committee.

7.4

Termination of Employment. Unless otherwise determined by the Committee, a Participant shall not be entitled to any further grant or vesting of RSUs and the Participant shall not be entitled to any cash, Shares or other payment in respect of any unvested RSUs following a Termination of Employment. Except as otherwise provided in Section 7.5.2, RSUs (including any related Dividend Equivalent RSUs) which do not vest in accordance with Section 7 prior to the Date Employment Ceases shall be cancelled without payment. The Participant waives any and all right to compensation or damages which may arise or may be deemed to arise in consequence of the Participant’s Termination of Employment (whether lawfully or unlawfully) or otherwise for any reason whatsoever insofar as those rights arise or may arise from the Participant ceasing to have rights or be entitled to receive any cash, Shares or other payment under the Plan pursuant to this Section 7.4. Any Vested RSUs credited to a Participant’s RSU Account as of the Date Employment Ceases shall be payable in accordance with Section 7.2.

7.5	Change in Control.

7.5.1

RSUs granted prior to February 14, 2018. With respect to RSUs granted to the Participant prior to February 14, 2018, notwithstanding any other provision of the Plan, unless otherwise specified by the Board or the Committee with respect to any portion of a RSU that does not constitute a Section 409A Amount, in the event of a Change in Control:

(a)	all such RSUs credited to the Participant’s RSU Account immediately prior to such Change in Control shall become Vested RSUs immediately prior to the time of such Change in Control;

(b)

as soon as practicable, and in any event within 30 days, following a Change in Control, (i) to the extent a Participant’s Vested RSUs are expressed in dollar value form in the RSU Account, the Participant shall receive a cash payment equal to such dollar value; and (ii) to the extent a Participant’s RSUs are expressed in RSU form in the RSU Account, the Participant shall receive in cash or in Shares (or a combination thereof), as may be determined by the Board or the Committee, a payment equal to the number of Vested RSUs (including as determined pursuant to Section 7.5.1(a)) credited to the Participant’s RSU Account at the time of the Change in Control (rounded up to the nearest whole number of Vested RSUs) multiplied by the price at which the Shares are valued for the purpose of the transaction or series of transactions giving rise to the Change in Control, or if there is no such transaction or transactions, the simple average of the closing price per Share on the applicable Stock

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Exchange on each day in the thirty day period ending on the date of the Change in Control (as applicable, the “Change in Control Value”); and

(c)

with respect to any Section 409A Amount (i) if the Change in Control constitutes a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as such terms are used in Section 409A of the Code and related regulations (a “409A Change of Control”), such Section 409A Amount shall be paid in accordance with Section 7.5.1(b), and (ii) if the Change in Control does not constitute a 409A Change of Control, such Section 409A Amount shall in all events be paid during the calendar year or years in which such amount would have been paid had there been no Change in Control.

7.5.2

RSUs granted on or after February 14, 2018. The provisions of this Section 7.5.2 shall apply to RSUs granted to the Participant on or after February 14, 2018, notwithstanding any other provision of the Plan.

(a)

In the event of a Change in Control, all such RSUs credited to the Participant’s RSU Account immediately prior to such Change in Control shall become Vested RSUs immediately prior to the time of such Change in Control, except to the extent that an award of RSUs meeting the requirements set out below in this Section 7.5.2(a) (such award, a “Replacement Award”) is provided to the Participant to replace such award of RSUs (each award of RSUs intended to be replaced by a Replacement Award, a “Replaced Award”) effective on or immediately after the time of such Change in Control. An award of RSUs shall meet the requirements of this Section 7.5.2(a) (and hence qualify as a Replacement Award) if (i) it has a value equal to the value of the Replaced Award as of the date of the Change in Control determined with reference to the Change in Control Value of the RSUs comprising the Replaced Award and the fair market value of the securities underlying the Replacement Award, (ii) it relates to publicly traded equity securities of the Corporation, the entity surviving the Corporation following the Change in Control or the parent company of such surviving entity, (iii) it contains terms relating to vesting that are substantially identical to those of the Replaced Award, and (iv) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not immediately vest upon the Change in Control giving rise to the replacement. The determination whether the conditions of this Section 7.5.2(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. All RSUs that become vested RSUs pursuant to this Section 7.5.2(a) shall be paid in accordance with Sections 7.5.1(b) or 7.5.1(c), as applicable.

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(b)

Notwithstanding any other provision of this Plan to the contrary, upon the Participant’s Termination of Employment by the Corporation or an Affiliate, as applicable, without CIC Cause, or by the Participant for Good Reason, within the Specified Period following a Change in Control, all Replacement Awards held by such Participant shall vest in full and be paid as soon as practicable, and in any event within 30 days, following such Termination of Employment; provided that if the Replacement Award is a Section 409A Amount, and the Change in Control is not a 409A Change in Control, then such Replacement Award shall in all events be paid during the calendar year or years in which it would have been paid had there been no Change in Control.

8.	CURRENCY

8.1	Currency. Except where expressly provided otherwise, all references in the Plan to currency refer to lawful Canadian currency.

9.	SHAREHOLDER RIGHTS

9.1

No Rights to Shares. RSUs are not Shares and neither the grant of RSUs nor the fact that Shares may be acquired by, or provided from, a Trust Fund or otherwise in satisfaction of Vested RSUs will entitle a Participant to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation.

10.	ADMINISTRATION

10.1	Committee. Unless otherwise determined by the Board, or as specified in Section 10.6, the Plan shall be administered by the Committee.

10.2

Compliance with Laws and Policies. The Corporation’s issuance of any RSUs and its obligation to make any payments or discretion to provide any Shares hereunder is subject to compliance with Applicable Law. Each Participant shall acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant will, at all times, act in strict compliance with Applicable Law and all other laws and any policies of the Corporation applicable to the Participant in connection with the Plan including, without limitation, furnishing to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law. Such laws, regulations, rules and policies shall include, without limitation, those governing “insiders” or “reporting issuers” as those terms are construed for the purposes of applicable securities laws, regulations and rules.

10.3

Delegation. The Committee may also delegate to any director, officer or employee of the Corporation such duties and powers relating to the Plan or in respect of an applicable Grant Agreement as it may see fit.

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10.4

Withholdings. Notwithstanding any other provision in this Plan, to ensure that the Corporation, an Affiliate or a Trust Fund, as applicable, will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant, the Corporation, or an Affiliate, shall withhold or cause to be withheld from any amount payable to a Participant, either under this Plan, or otherwise, such amount, or may require the sale of such number of Shares by the Trustee, as may be necessary to permit the Corporation, the Affiliate or a Trust Fund, as applicable, to so comply.

10.5

No Additional Rights. Neither designation of an employee as a Participant nor the grant of any RSUs to any Participant at any time entitles any person to the grant, or any additional grant, as the case may be, of any RSUs under the Plan.

10.6

Amendment, Termination. The Plan may be amended or terminated at any time by the Board in whole or in part. No amendment of the Plan shall, without the consent of the Participants affected by the amendment, or unless required by Applicable Law, adversely affect the rights accrued to such Participants with respect to RSUs granted prior to the date of the amendment. Notwithstanding any provision in the Plan to the contrary, the Plan may be amended to prevent any adverse tax results under Section 409A of the Code.

10.7

Administration Costs. The Corporation will be responsible for all costs relating to the administration of the Plan. For greater certainty and unless otherwise determined by the Committee, a Participant shall be responsible for brokerage fees and other administration or transaction costs relating to the transfer, sale or other disposition of Shares on behalf of the Participant that have been previously distributed to or provided to the Participant pursuant to the Plan.

10.8	Section 409A.

10.8.1

Section 409A Amounts. To the extent applicable to any Section 409A Amount, it is intended that the Plan and any Grant Agreement or other agreement that amends or otherwise affects such Section 409A Amount will comply with Section 409A of the Code and any regulations and guidance issued thereunder, and the Plan and any such Grant Agreement or other agreement shall be interpreted accordingly. The provisions of this Section 10.8 shall apply to any Section 409A Amount notwithstanding anything in the Plan or a Grant Agreement to the contrary. In no event shall a Section 409A Amount be distributed at a time or pursuant to an event that is not specified in Section 409A(a)(2) of the Code.

10.8.2

Retirement or Termination of Employment. The Plan does not provide for payment to occur upon (or on a specified date or within a specified period following) a Termination of Employment or Retirement; however, to the extent any Grant Agreement or other agreement provides that any Section 409A Amount is to be distributed upon (or on a specified date or within a specified period following) the date of a U.S. Participant’s Termination of Employment or Retirement, such U.S. Participant shall be deemed to have experienced a Termination of Employment or Retirement

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when (and only when) a separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)) has occurred.

10.8.3

Specified Employees. If a U.S. Participant is a “specified employee” for purposes of Section 409A of the Code, no payment, distribution or other benefit provided pursuant to a Section 409A Amount that is required to be delayed to comply with Section 409A(a)(2)(B)(i) of the Code shall be provided before the date that is six months after the date of such separation from service (or, if earlier than the end of such six-month period, the date of death of the Participant). Any payment, distribution or other benefit that is delayed pursuant to the prior sentence shall be paid on the first Business Day following the six-month anniversary of the Participant’s separation from service or date of death, as the case may be.

10.8.4

Time of Payment. In no event shall a Participant be entitled to designate the taxable year in which any Section 409A Amount is to be paid. Except with respect to payments following a Change in Control pursuant to Section 7.5.3, Shares or cash to be paid in respect of any Section 409A Amount pursuant to Vested RSUs shall in all events be paid within the calendar year in which the applicable Vesting Date set forth in the applicable Grant Agreement(s) occurs, which for purposes of Section 409A Amounts shall always be defined as occurring within a single calendar year. Payments with respect to Dividend Equivalent RSUs shall be paid at the same time as the RSU to which such Dividend Equivalent RSU relates.

10.8.5

No Acceleration of Payments. In no event shall a change in a period of grant, a waiver, amendment, or other modification of any terms or conditions of a RSU or any determination by the Committee or the Board, as applicable in each case, that occurs after the Grant Date cause any Section 409A amount to be paid in a calendar year that is different than the calendar year in which payment would have occurred but for such change to the period of grant, waiver, amendment, modification, exercise of discretion, or determination.

10.8.6

Trusts. Notwithstanding Section 6.1 hereof, no funds with respect to any Section 409A Amount shall be set aside in a trust located outside the United States or in any other trust or arrangement described under Section 409A(b)(1) of the Code.

11.	ASSIGNMENT

11.1	Assignment. The assignment or transfer of the RSUs, or any other benefits under this Plan, shall not be permitted other than by operation of law.

* * * *